Exhibit 10.2

SUPPORT AGREEMENT

This SUPPORT AGREEMENT is made and entered into as of June __, 2017 (as amended, supplemented or otherwise modified in accordance herewith, this “JCEI Support Agreement”) by (i) Jack Cooper Enterprises, Inc., a Delaware corporation (“JCEI”); and (ii) the undersigned holders of Existing JCEI Notes (as defined below) issued pursuant to the Existing JCEI Notes Indenture (as defined below) (the “Consenting JCEI Noteholders”) with respect to a restructuring of JCEI’s outstanding obligations under the Existing JCEI Notes and all other claims (as defined in section 101(5) of the Bankruptcy Code) arising thereunder against JCEI (the “Restructuring”) as contemplated by the Amended and Restated Offer to Purchase and Offering Memorandum and Disclosure Statement Soliciting Acceptances of a Prepackaged Plan of Reorganization attached hereto as Exhibit A (the “Offering Memorandum”). Each party to this JCEI Support Agreement may be referred to as a “Party” and, collectively, as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Offering Memorandum.

RECITALS

WHEREAS, Jack Cooper Holdings Corp., a Delaware Corporation and wholly owned subsidiary of JCEI (“JCHC”), has issued and outstanding as of the date hereof $375,000,000 principal amount of 9.25% Senior Secured Notes due 2020 (the “Existing JCHC Notes”) pursuant to that certain Indenture, dated as of June 18, 2013, among JCHC, as issuer, the subsidiary guarantors party thereto (the “JCHC Notes Guarantors”) and U.S. Bank National Association, as trustee (the “JCHC Notes Trustee”);

WHEREAS, JCEI has issued and outstanding as of the date hereof $58,640,415 principal amount of 10.50%/11.25% Senior PIK Toggle Notes due 2019 (the “Existing JCEI Notes” and, together with the Existing JCHC Notes, the “Existing Notes”) pursuant to that certain Indenture, dated as of June 10, 2014 (the “Existing JCEI Notes Indenture”), between JCEI, as issuer, and U.S. Bank National Association, as trustee (the “JCEI Notes Trustee”);

WHEREAS, JCHC is party to that certain (i) Amended and Restated Credit Agreement, dated as of June 18, 2013, as amended through the date hereof, by and among JCHC, the borrowers named therein, the lenders named therein, and Wells Fargo Capital Finance, LLC (“Wells Fargo”), as agent; (ii) Credit Agreement, dated as of March 31, 2015, as amended through the date hereof, by and among JCHC, as borrower, the lenders party thereto, and MSDC JC Investments, LLC (“MSD”), as agent; and (iii) Credit Agreement, dated as of October 28, 2016, as amended through the date hereof, by and among Wilmington Trust, National Association, as agent for Solus Alternative Asset Management LP, a Delaware limited partnership (“Solus” and with MSD and Wells Fargo, collectively, the “Senior Secured Lenders”)  as the lender thereto;

WHEREAS, in connection with the Restructuring, JCHC, the JCHC Notes Guarantors, JCEI and certain holders of the Existing JCHC Notes (the “Consenting JCHC Noteholders”) and have entered into a Restructuring Support Agreement (the “JCHC Support Agreement”) as described in the Offering Memorandum, whereby JCHC and JCEI will implement a restructuring of the Existing Notes through either (a) an out-of-court exchange of the Existing Notes (the

“Debt Exchange”), or (b) a pre-packaged chapter 11 plan of reorganization (the “Plan”) for JCEI and certain of its subsidiaries (in such capacity, the “Debtor Parties”) consummated through voluntary reorganization cases (the “Chapter 11 Cases”) pursuant to chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) to be filed with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);

WHEREAS, JCEI is seeking consent from the Consenting JCEI Noteholders for the Restructuring; and

WHEREAS, the Parties desire to express to each other their mutual support and commitment in respect of the matters discussed in this JCEI Support Agreement and the Offering Memorandum and the Plan.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties to this JCEI Support Agreement, intending to be legally bound hereby, agrees as follows:

AGREEMENT

Section 1.  Proposed Restructuring.

1.1       Support of the Restructuring, the Offering Memorandum and the Plan.

(a)        Obligations of Consenting JCEI Noteholders. Until the Termination Date (as defined below), each Consenting JCEI Noteholder, severally and not jointly, in its capacity as a holder of Existing JCEI Notes hereby agrees to: (i) use commercially reasonable efforts to support and consummate the Restructuring contemplated by the Offering Memorandum and the Plan and all of the transactions contemplated herein and therein, including, the Debt Exchange and, if necessary, the filing of the Chapter 11 Cases, and to promptly deliver consents to the JCEI Notes Proposed Amendments and tender in the Debt Exchange all Existing JCEI Notes held by such Consenting JCEI Noteholder; (ii) if and when solicited, timely vote all claims for which such Consenting JCEI Noteholder has voting power in favor of the Plan; (iii) not pursue, propose, support, or encourage the pursuit, proposal, or support of any chapter 11 plan or other restructuring or reorganization for or the liquidation of JCEI or object to, or support any other person’s efforts to oppose or object to, in each case, directly or indirectly, confirmation of the Plan, the Restructuring or any of the transactions contemplated herein; (iv) not object to, or not support any other person’s efforts to oppose or object to (as applicable) any motion (the “DIP Financing Motion”) seeking approval of the Debtor Parties’ use of DIP financing and the interim order (the “Interim DIP Financing Order”) and the final order (the “Final DIP Financing Order”) approving such motion; (v) not object to, or not support any other person’s efforts to oppose or object to (as applicable) a motion (the “Cash Collateral Motion”) seeking approval of the Debtor Parties’ use of cash collateral of the Senior Secured Lenders and the JCHC Notes Trustee and providing adequate protection to the Senior Secured Lenders and the JCHC Notes Trustee and holders of Existing JCHC Notes consisting of, among other things, adequate protection liens and payment of fees and expenses of the Senior Secured Lenders, the JCHC Notes Trustee and the Consenting JCHC Noteholders’ professionals and the interim order (the “Interim Cash Collateral Order”) and the final order (the “Final Cash Collateral Order”) approving such motion, in each case in form and substance satisfactory to JCEI, JCHC, the JCHC Notes Guarantors, Wells Fargo and the Consenting JCHC Noteholders; (vi) not object to the “first day” motions or any other motions that are not inconsistent with this JCEI Support Agreement and the Offering Memorandum and the Plan filed by the Debtor Parties in furtherance of the Restructuring; (vii) refrain from taking any action that is materially inconsistent with, or that would materially delay or impede approval, confirmation or consummation of the Restructuring or the Plan, or that is otherwise materially inconsistent with the terms of this JCEI Support Agreement, the Offering Memorandum and the Plan or any of the transactions contemplated herein; and (viii) not to, directly or indirectly, take any action that is inconsistent with, or is intended or is reasonably likely to interfere with or impede or delay consummation of, the Restructuring or the transactions embodied in the Offering Memorandum and the Plan, including, but not limited to, soliciting, or causing or allowing any of its agents or representatives to solicit, encourage or initiate, any offer or proposal from, or entering into any agreement with, any person or entity concerning any actual or proposed chapter 11 plan or restructuring transaction other than the Restructuring, or filing any pleading or document with respect to, or proposing, joining in, or participating in the formation of, any actual or proposed chapter 11 plan or restructuring transaction other than the Restructuring, including, without limitation, (x) any chapter 11 plan, reorganization, restructuring, or liquidation involving JCEI, (y) the issuance, sale, or other disposition of any equity or debt interests, or any material assets, of JCEI, or (z) a merger, sale, consolidation, business combination, recapitalization, refinancing, share exchange, rights offering, debt offering, equity investment, or similar transaction (including the sale of all or substantially all of the assets of JCEI whether through one or more transactions) involving JCEI (the foregoing, together, an “Alternative Transaction”) and to promptly provide copies of any such offer or proposal relating to an Alternative Transaction to JCEI. Notwithstanding anything else in this JCEI Support Agreement, in the event of a termination of this JCEI Support Agreement other than a Company Termination Event pursuant to Section 2.2(a), each Consenting JCEI Noteholder shall have the right to withdraw any consent, tender, agreement or vote in support of the Restructuring in its sole and absolute discretion and JCEI agrees that they shall not oppose such withdrawal or revocation.

(b)       Forbearance. The Consenting JCEI Noteholders agree not to accelerate under the Existing JCEI Notes Indenture, to direct the JCEI Notes Trustee not to accelerate the Existing JCEI Notes, agree not to instruct the JCEI Notes Trustee to exercise remedies under the Existing JCEI Notes Indenture. In consideration of the covenants set forth in this Section 1.1(b), JCEI agrees to pay the JCEI Notes Forbearance Fee to each Consenting JCEI Noteholder upon the effective date of the Plan (the “Plan Effective Date”).

Section 2.  Termination Events.

2.1       Consenting JCEI Noteholder Termination Events.

The occurrence of any of the following shall be a “Consenting JCEI Noteholder Termination Event”:

(a)        the termination of the JCHC Support Agreement;

(b)        if the consummation of the Debt Exchange has not occurred by 11:59 p.m. (Eastern Time) on July 7, 2017, then:

(i)        September 5, 2017, or such later date to which the Consenting JCHC Noteholders agree pursuant to the terms of the JCHC Support Agreement, unless prior thereto the Plan Effective Date has occurred;

(ii)       any amendment or modification of the Offering Memorandum or the Plan or any material documents related to the Offering Memorandum or the Plan, or the filing of a pleading by any Debtor Party that seeks to amend or modify any of the foregoing in a manner that is inconsistent with this Support Agreement without the consent of the Consenting JCEI Noteholders (as defined below); and

(iii)      any order of the Bankruptcy Court, or the filing of a motion or application by JCEI seeking an order, (A) dismissing any of the Chapter 11 Cases, (B) converting any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, (C) appointing a trustee or an examiner with expanded powers pursuant to section 1104 of the Bankruptcy Code, (D) terminating or shortening exclusivity under section 1121 of the Bankruptcy Code, or (E) making a finding of actual fraud or willful misconduct by any executive, officer or director of JCEI or related to JCEI;

(c)        any court of competent jurisdiction or other competent governmental or regulatory authority issues a final, non-appealable order making illegal or otherwise preventing or prohibiting the consummation of the transactions contemplated in this JCEI Support Agreement, the Offering Memorandum or the Plan in a way that cannot be reasonably remedied by JCEI to the reasonable satisfaction of the Required Consenting JCEI Noteholders; and

(d)        upon the termination by JCEI of this JCEI Support Agreement in accordance with Section 3.

2.2        JCEI Termination Events.

The occurrence of any of the following shall be a “JCEI Termination Event” and together with any Consenting JCEI Noteholder Termination Event, a “Termination Event”:

(a)        one or more of the Consenting JCEI Noteholders materially breaches any of its material obligations herein that would reasonably be expected to have an adverse impact on the timely consummation of the Restructuring that (to the extent curable) remains uncured for a period of five (5) business days after written notice and a description of such breach is provided to the Consenting JCEI Noteholders, provided, that JCEI may not seek to terminate this Agreement based on a breach of this JCEI Support Agreement by a Consenting JCEI Noteholder arising primarily out of JCEI’s own action in breach of this JCEI Support Agreement, and provided, further, that so long as non-breaching Consenting JCEI Noteholders continue to hold at least 66 2/3% of the principal amount of Existing JCEI Notes, such termination shall be effective only with respect to the breaching Consenting JCEI Noteholders;

(b)       any court of competent jurisdiction or other competent governmental or regulatory authority issues a final, non-appealable order making illegal or otherwise preventing or prohibiting the consummation of the Restructuring contemplated in this JCEI Support Agreement, the Offering Memorandum or the Plan in a way that cannot be remedied by JCEI to the satisfaction of JCEI and the Required Consenting JCEI Noteholders; and

(c)        if the Chapter 11 Cases are filed, ninety (90) calendar days after the Petition Date, unless prior thereto the Plan Effective Date has occurred.

2.3        Consensual Termination.

In addition to any Termination Event set forth herein, this JCEI Support Agreement shall (a) terminate effective upon a written agreement of JCEI and the Required Consenting JCEI Noteholders to terminate this JCEI Support Agreement and (b) automatically terminate with respect to all Parties immediately following either the Amended Offer Effective Date or the Plan Effective Date, as applicable (the “Restructuring Effective Date”).

2.4        Termination Event Procedures.

(a)        JCEI Termination Event Procedures. Upon the occurrence of any JCEI Termination Event, the termination of this JCEI Support Agreement shall be effective when JCEI delivers written notice to the Consenting JCEI Noteholders or causes JCHC to file a Current Report on Form 8-K with the Securities and Exchange Commission (the date of the effectiveness of such termination, the “JCEI Termination Date”).

(b)       Consenting JCEI Noteholder Termination Event Procedures. Upon the occurrence of a Consenting JCEI Noteholder Termination Event, this JCEI Support Agreement shall terminate five (5) business days after the Consenting

JCEI Noteholders shall have given written notice to JCEI of the intent of the Required Consenting JCEI Noteholders to terminate this JCEI Support Agreement (which notice shall include the purported breach under this JCEI Support Agreement), and the breach giving rise to the right to so terminate this JCEI Support Agreement (to the extent curable) shall not have been cured during the five (5) business day period after receipt of such notice (the date of termination hereof, the “Consenting JCEI Noteholder Termination Date,” and the first date of termination of this JCEI Support Agreement pursuant to a JCEI Termination Date, a Consenting JCEI Noteholder Termination Date or in accordance with Section 2.3 hereof, the “Termination Date”). The automatic stay arising pursuant to section 362 of the Bankruptcy Code shall be deemed waived or modified for purposes of providing notice hereunder.

(c)       On the Termination Date, this JCEI Support Agreement shall forthwith become void and of no further force or effect, each Party hereto shall be released from its commitments, undertakings and agreements under or related to this JCEI Support Agreement, and there shall be no liability or obligation on the part of any Party hereto; provided, that in no event shall any such termination relieve a Party hereto from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination or preclude any Party from seeking specific performance or any other remedy available under applicable law for breach of this Support Agreement, notwithstanding any termination of this JCEI Support Agreement by any other Party; provided,  further, that notwithstanding anything to the contrary herein, any Termination Event may be waived in accordance with the procedures established by Section 6.7, in which case the Termination Event so waived shall be deemed not to have occurred, this JCEI Support Agreement shall be deemed to continue in full force and effect, and the rights and obligations of the Parties hereto shall be restored, subject to any modification set forth in such waiver. Upon the Termination Date (other than a Termination Date that occurs as a result of the consummation of the Restructuring), any and all consents, tenders, waivers, forbearances and votes delivered by a Consenting JCEI Noteholder automatically shall be deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by JCEI. For the avoidance of doubt, the automatic stay arising pursuant to section 362 of the Bankruptcy Code in the event the Chapter 11 Cases are commenced shall be deemed waived or modified for purposes of providing notice or exercising rights hereunder.

Section 3.  JCEI’s Fiduciary Obligations.

Notwithstanding anything to the contrary herein, (a) (i)  JCEI and its board of directors shall be permitted to take (or permitted to refrain from taking) any action with respect to the Restructuring to the extent such board determines, in good faith based upon advice of counsel, that taking such action, or refraining from taking such action, as applicable, is reasonably required to comply with applicable law, including its fiduciary duties, and may take such action without incurring any liability and (ii) the officers and employees of JCEI shall not be required to take any actions inconsistent with applicable law; and (b) to the extent that such fiduciary obligations require JCEI or its board of directors to terminate JCEI’s obligations under this JCEI Support Agreement and the Offering Memorandum and the Plan,  JCEI may do so without incurring any liability to any Consenting JCEI Noteholder under this JCEI Support Agreement or the Offering Memorandum and the Plan. Upon termination of this JCEI Support Agreement pursuant to this Section 3, all obligations of each Party hereunder shall immediately terminate without further action or notice.

Section 4.  Representations, Warranties and Covenants.

4.1        Power and Authority.

Each Party, severally and not jointly, represents, warrants and covenants to each other Party that, as of the date of this JCEI Support Agreement, (i) such Party has and shall maintain all requisite corporate, partnership, or limited liability company power and authority to enter into this JCEI Support Agreement and to carry out the transactions contemplated by, and perform its respective obligations under this JCEI Support Agreement and (ii) the execution and delivery of this JCEI Support Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.

4.2        Enforceability.

Each Party, severally and not jointly, represents, warrants and covenants to each other Party, that this JCEI Support Agreement is its legally valid and binding obligation, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws limiting creditors’ rights generally or by equitable principles relating to enforceability or ruling of the Bankruptcy Court.

4.3        Governmental Consents.

Each Party, severally and not jointly, represents, warrants and covenants to each other Party that, to its knowledge as of the date of this JCEI Support Agreement, its execution, delivery, and performance of this JCEI Support Agreement does not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with, or by, any federal, state, or other governmental authority or regulatory body, except (i) any of the foregoing as may be necessary and/or required for disclosure by the Securities and Exchange Commission and applicable state securities or “blue sky” laws, (ii) any of the foregoing as may be necessary and/or required in connection with the Chapter 11 Cases, including the approval of the Offering Memorandum (which shall also be the Disclosure Statement for the Chapter 11 Solicitation) and confirmation of the Plan, (iii) filings with applicable state authorities, and other registrations, filings, consents, approvals, notices, or other actions that are reasonably necessary to maintain permits, licenses, qualifications, and governmental approvals to carry on the business of JCEI, and (iv) any other registrations, filings, consents, approvals, notices, or other actions, the failure of which to make, obtain or take, as applicable, would not be reasonably likely, individually or in the aggregate, to materially delay or materially impair the ability of any Party hereto to consummate the transactions contemplated hereby.

4.4        Ownership.

Each Consenting JCEI Noteholder, severally and not jointly, represents, warrants and covenants to JCEI that, without limiting the ability to sell, transfer or assign any of the Existing JCEI Notes or any other claims against or interests in JCEI (collectively, the “Holdings”), subject to Section 6 below, (i) such Party is the legal and beneficial owner of the Holdings in the principal amounts indicated on such Party’s signature page hereto, or has and shall maintain the power and authority to bind the legal and beneficial owner(s) of such Holdings to the terms of this JCEI Support Agreement, (ii) such Party (x) has and shall maintain full power and authority to vote on and consent to or (y) has received direction from the party having full power and authority to vote on and consent to such matters concerning its pro rata share of the Holdings and to exchange, assign and transfer such Holdings, and (iii) other than pursuant to this JCEI Support Agreement, such Holdings are and shall continue to be free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal or other limitation on disposition, or encumbrances of any kind, that would materially and adversely affect in any way such Party’s performance of its obligations contained in this JCEI Support Agreement.

4.5        No Material Misstatement or Omission.

JCEI, jointly and severally, represents, warrants and covenants that none of the material or information provided by or on behalf of JCEI to the Consenting JCEI Noteholders contained in, or incorporated by reference into, the Offering Memorandum, when read or considered together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to prevent the statements made therein when taken as a whole from being materially misleading, in each case, as of such date.

4.6        Cash and Cash Equivalents.

JCEI represents, warrants and covenants that it believes, to its knowledge after reasonable inquiry, upon the Restructuring Effective Date, JCEI, JCHC and the JCHC Notes Guarantors, collectively, will have sufficient cash and cash equivalents from the proceeds of the New Secured Notes Offering and cash on hand to consummate the Restructuring and pay the fees and expenses relating to the Restructuring.

Section 5.  Remedies.

It is understood and agreed by each of the Parties that any breach of this JCEI Support Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the Parties agree that, in addition to any other remedies, each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief, without the necessity of posting a bond, for any such breach. The Parties agree that for so long as a Party has not taken any action to prejudice the enforceability of this JCEI Support Agreement (including without limitation, alleging in any pleading that this JCEI Support Agreement is unenforceable), and has taken such actions as are reasonably required or desirable for the enforcement hereof, then no such Party shall have any liability for damages hereunder in the event a court determines that this JCEI Support Agreement is found by a court of competent jurisdiction, on a final and non-appealable basis, not enforceable. For the avoidance of doubt, any and all remedies and liability for breach of this JCEI Support Agreement shall survive any termination of this JCEI Support Agreement.

Section 6.  Miscellaneous Terms.

6.1        Assignment; Transfer Restrictions.

(a)        Each Consenting JCEI Noteholder hereby agrees, severally and not jointly, for so long as this JCEI Support Agreement shall remain in effect, not to sell, assign, transfer, hypothecate or otherwise dispose of (including by participation) any Holdings to any third party that is not a Consenting JCEI Noteholder unless, as a condition precedent to any such transaction, the transferee thereof executes and delivers a joinder in the form of Exhibit B hereto (the “Joinder”) to JCEI and legal counsel to the Consenting JCHC Noteholders (which is Akin Gump Strauss Hauer & Feld LLP) prior to or contemporaneously with the execution of an agreement (or trade confirmation) in respect of the relevant transfer.  Upon execution of a Joinder, the transferee shall be deemed to be a Consenting JCEI Noteholder for purposes of this JCEI Support Agreement, except as otherwise set forth or limited herein. For the avoidance of doubt, each Consenting JCEI Noteholder may freely sell, assign, transfer, hypothecate or otherwise dispose of (including by participation) any Holdings to any other Consenting JCEI Noteholder notwithstanding the foregoing.

(b)        Any sale, assignment, transfer, hypothecation or other disposition (including by participation) of any Holdings that does not comply with the procedures set forth in Section 6.1(a) hereof shall be deemed void ab initio.

(c)        Any person that receives or acquires Holdings pursuant to a sale, assignment, transfer, hypothecation or other disposition (including by participation) of such Holdings by a Consenting JCEI Noteholder hereby agrees to be bound (and shall be deemed to be bound regardless of whether it executes and delivers a Joinder) by all of the terms of this JCEI Support Agreement (as the same may be hereafter amended, restated or otherwise modified from time to time) (a “Joining Party”). The Joining Party shall be deemed to be a Party for all purposes under this JCEI Support Agreement except as otherwise set forth or limited herein. Upon compliance with the foregoing, the transferor shall be deemed to relinquish its rights (and be released from its obligations, except for any claim for breach of this JCEI Support Agreement that occurs prior to such transfer and any remedies with respect to such claim) under this JCEI Support Agreement to the extent of such transferred rights and obligations.

(d)        With respect to the Holdings of any Joining Party upon consummation of the sale, assignment, transfer, hypothecation or other disposition (including by participation) of such Holdings, the Joining Party hereby makes (and is deemed to have made) the representations and warranties of the Consenting JCEI Noteholders, as applicable, set forth in Section 4 hereof to JCEI.

(e)        This JCEI Support Agreement shall in no way be construed to preclude any Consenting JCEI Noteholder from acquiring additional Holdings; provided that any such Holdings shall automatically be deemed to be subject to the terms of this JCEI Support Agreement.

(f)        Notwithstanding anything to the contrary herein, a Qualified Marketmaker (as defined below) that acquires any of the Holdings with the purpose and intent of acting as a Qualified Marketmaker for such Holdings shall not be required to execute and deliver to counsel a Joinder or otherwise agree to be bound by the terms and conditions set forth in this JCEI Support Agreement if such Qualified Marketmaker transfers such Holdings (by purchase, sale, assignment, participation, or otherwise) to a Consenting JCEI Noteholder or a transferee that executes a Joinder as provided herein. As used herein, the term “Qualified Marketmaker” means an entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers claims against JCEI (or enter with customers into long and short positions in claims against JCEI), in its capacity as a dealer or market maker in claims against JCEI and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

6.2        No Third Party Beneficiaries.

Unless expressly stated herein, this JCEI Support Agreement shall be solely for the benefit of the Parties. No other person or entity shall be a third party beneficiary.

6.3        Counterparts.

This JCEI Support Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. Delivery of an executed signature page of this JCEI Support Agreement by email or facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

6.4        Governing Law; Waiver of Jury Trial.

(a)        The Parties waive all rights to trial by jury in any jurisdiction in any action, suit, or proceeding brought to resolve any dispute between the Parties arising out of this JCEI Support Agreement, whether sounding in contract, tort or otherwise.

(b)        This JCEI Support Agreement shall be governed by and construed in accordance with the laws of the State of New York and without regard to any conflicts of law provision or principle that would require or permit the application of the law of any other jurisdiction. By its execution and delivery of this JCEI Support Agreement, each Party hereby irrevocably and unconditionally agrees for itself that, subject to Section 6.4(c) hereof, any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this JCEI Support Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in any federal court of competent jurisdiction in New York County, State of New York, and by execution and delivery of this JCEI Support Agreement, each of the Parties hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceedings.

(c)        Notwithstanding the foregoing, if the Chapter 11 Cases are commenced, the Bankruptcy Court shall have exclusive jurisdiction over all matters arising out of or in connection with this JCEI Support Agreement.

6.5        Successors.

This JCEI Support Agreement is intended to bind the Parties and inure to the benefit of the Parties and each of their respective successors, assigns, heirs, executors, administrators and representatives; provided,  however, that nothing contained in this Section 6.5 shall be deemed to permit any transfer, tender, vote or consent, of any claims or interests other than in accordance with the terms of this JCEI Support Agreement.

6.6        Acknowledgment of Counsel.

Each of the Parties acknowledges that it has been represented by counsel (or had the opportunity to be so represented and waived its right to do so) in connection with this JCEI Support Agreement and the transactions contemplated by this JCEI Support Agreement. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this JCEI Support Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived. The provisions of this JCEI Support Agreement shall be interpreted in a reasonable manner to effect the intent of the parties hereto. No Party shall have any term or provision construed against such Party solely by reason of such Party having drafted the same.

6.7        Amendments, Modifications and Waivers.

Except as otherwise specified herein, this JCEI Support Agreement (including, without limitation, the Offering Memorandum and the Plan) may only be modified, amended or supplemented, and any of the terms thereof may only be waived, by an agreement in writing signed by JCEI and the Consenting JCEI Noteholders representing a majority of the principal amount of Existing JCEI Notes (collectively, the “Required Consenting JCEI Noteholders”); provided,  however, that if the modification, amendment, supplement or waiver at issue materially and adversely impacts the treatment or rights of any Consenting JCEI Noteholder disproportionately to other Consenting JCEI Noteholders, the agreement in writing of such Consenting JCEI Noteholder whose treatment or rights are disproportionately impacted shall also be required for such modification, amendment, supplement, or waiver to be effective.

6.8        Severability of Provisions.

If any provision of this JCEI Support Agreement for any reason is held to be invalid, illegal or unenforceable in any respect, that provision shall not affect the validity, legality or enforceability of any other provision of this JCEI Support Agreement.

6.9        Notices.

Unless otherwise set forth herein, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when: (a) delivered personally or by overnight courier to the applicable addresses set forth below; or (b) sent by facsimile transmission or email to the parties listed below with a confirmatory copy delivered by overnight courier.

If to JCEI, to:

Jack Cooper Enterprises, Inc.
630 Kennesaw Due West Road
Kennesaw, Georgia 30152
Attention:Theo A. Ciupitu, Executive Vice President and General Counsel
Email: tciupitu@jackcooper.com

with a copy to:

King & Spalding LLP
1180 Peachtree Street, 33rd Floor
Atlanta, Georgia 30309
Attention: Keith Townsend
Sarah Borders
Telecopy: (404) 572-5100
E-mail: ktownsend@kslaw.com
sborders@kslaw.com

with a further copy to (for informational purposes only):

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York 10005
Attention: Danny Golden
Lisa Beckerman
Stephen Kuhn
Telecopy: (212) 872-1002
E-mail: dgolden@akingump.com
lbeckerman@akingump.com
skuhn@akingump.com

If to any Consenting JCEI Noteholder, to the email address set forth on its signature page, with a copy to (for informational purposes only):

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York 10005
Attention: Danny Golden
Lisa Beckerman
Stephen Kuhn
Telecopy: (212) 872-1002
E-mail: dgolden@akingump.com
lbeckerman@akingump.com
skuhn@akingump.com

6.10        Disclosure of Consenting JCEI Noteholder Information.

Unless required by applicable law or regulation, each Party agrees to keep confidential the amount of all Holdings in JCEI held (beneficially or otherwise) by any Consenting JCEI Noteholder absent the prior written consent of such Consenting JCEI Noteholder. If JCEI determines that it is required to attach a copy of this JCEI Support Agreement to any document or public filing in connection with the Restructuring, it will redact any reference to a specific Consenting JCEI Noteholder and such holder’s Holdings. The foregoing shall not prohibit JCEI from disclosing the aggregate claims or interests of all Consenting JCEI Noteholders as a group. The Parties’ obligations under this Section 6.10 shall survive termination of this JCEI Support Agreement.

6.11        Continued Banking Practice.

Notwithstanding anything herein to the contrary, each Consenting JCEI Noteholder and its affiliates may accept deposits from, lend money to, and generally engage in any kind of lending, investment banking, trust or other business with, or provide debt financing (including debtor in possession financing), equity capital or other services (including financial advisory services) to JCEI or any affiliate of JCEI or any other person, including, but not limited to, any person proposing or entering into a transaction related to or involving JCEI or any affiliate thereof.

IN WITNESS WHEREOF, the Parties hereto have caused this JCEI Support Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

JACK COOPER ENTERPRISES, INC.
By:
Name:
Title:

[Signature Page to Restructuring Support Agreement]

[CONSENTING NOTEHOLDER]
As a Consenting JCEI Noteholder

By:
Name:
Title:

Principal amount of Existing JCEI Notes: $

VOI #:

Notice Address:

Attn:
Fax:
Email:

Custodian Contact Information:

Representative:
DTC Participant No:
Fax:
Email:

[Signature Page to Restructuring Support Agreement]

EXHIBIT A

OFFERING MEMORANDUM

EXHIBIT B

JOINDER

This Joinder to the Support Agreement, dated as of June [●], 2017 by and among JCEI and the Consenting JCEI Noteholders signatory thereto (as amended, supplemented or otherwise modified, the “JCEI Support Agreement), is executed and delivered by __________________ (the “Joining Party”) as of _________ __, 2017. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the JCEI Support Agreement.

1. Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the JCEI Support Agreement, attached to this Joinder as Annex I (as the same may be hereafter amended, restated or otherwise modified from time to time). The Joining Party shall hereafter be deemed to be a “Consenting JCEI Noteholder” and a Party for all purposes under the JCEI Support Agreement.

2. Representations and Warranties. With respect to the aggregate principal amount of Holdings held by the Joining Party upon consummation of the sale, assignment, transfer, hypothecation or other disposition (including by participation) of such Holdings, listed on the signature page hereto, the Joining Party hereby makes the representations and warranties, as applicable, to JCEI set forth in Section 4 of the JCEI Support Agreement.

3. Governing Law. This Joinder shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provisions which would require the application of the law of any other jurisdiction.

* * * * *

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

Name of Institution:

By:
Name:
Title:

Principal amount of Existing JCEI Notes: $

VOI #:

Notice Address:

Attn:
Fax:
Email:

Custodian Contact Information:

Representative:
DTC Participant No:
Fax:
Email:

ANNEX I

JCEI Support Agreement